UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2018

ASIAN DEVELOPMENT FRONTIER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

65/10-12 Floor 1, Chamnan Phenjati Business Center
Building, Rama IX Rd, Huai Khwang, Bangkok Thailand	10310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-3106-3133

Chamnan Phenjati Business, Center Building, Rama IX Rd, Huai Khwang, Bangkok, Thailand
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01        Changes in Control of Registrant

On October 17, 2017, the board of directors of Asian Development Frontier Inc. (“we”, “us”, “our”, the Company”) approved an agreement and plan of merger to merge with our wholly-owned subsidiary Unifunds Limited, a Nevada corporation, for the sole purpose of effecting a name change from Asian Development Frontier Inc. to Unifunds Limited. Our company will remain the surviving company. Completion of the merger and name change were subject to the prior approval of the Financial Industry Regulatory Authority which was subsequently granted on March 21, 2018.

As a result, with effect from March 23, 2018, we will adopt the name Unifunds Limited, and the new trading symbol “UIFD”. Our new CUSIP number will be 90775A101.

Item 9.01        Financial Statements and Exhibits

3.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN DEVELOPMENT FRONTIER INC.

/s/ Prom Vuoch
Prom Vuoch
President and Director

Date March 22, 2018